DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz                       FILED # C 30075-98

                                                        SEP 14 2004
                                                      In the Office of
                                                Dean Heller, Secretary of State

CERTIFICATE OF CHANGE PURSUANT
       TO NRS 78.209
                                             Above space is for office use only

IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.

               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1. Name of corporation:
Brinx Resources Ltd.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
50,000,000 shares of common stock, $0.001 par value per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
100,000,000 shares of common stock, $0.001 par value per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
11,400,000 shares of common stock to be issued

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Not applicable

7. Effective date of filing (optional): 10/3/04
                                       -----------------------------------------
                 (must not be later than 90 days after the certificate is filed)

8. Officer signature: /s/ KENNETH A. CABIANCA                 President
                           Signature                            Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.
                                        Nevada Secretary of State AM 78.209 2003
                                                            Revised on: 10/24/03